AMENDMENT NO. 1 TO

LICENSE AGREEMENT

This AMENDMENT NO.1 TO LICENSE AGREEMENT (this “Amendment”) dated as of November 18, 2011 (the “Effective Date”) is entered into by and among Panacea Pharmaceuticals, Inc., a corporation organized under the laws of Maryland (“Pharmaceuticals”), having its principal place of business at 209 Perry Parkway, Suite 13, Gaithersburg, MD, and Panacea Global, Inc. (“Global”), a corporation organized under the laws of Delaware, having its principal place of business at Suite 11, 260 Edgeley Blvd., Concord, ON L4K 3Y4.

Recitals

WHEREAS, Pharmaceuticals and Global entered into a License Agreement (the “License Agreement”) with accompanying exhibits attached thereto, dated March 24, 2010 attached hereto as Exhibit A, pursuant to which Pharmaceuticals desired to grant, and Global desired to receive, certain global licenses (with the exception of the United States) with respect to the development, use and marketing of certain HAAH-based laboratory testing and reagents; and

WHEREAS, Pharmaceuticals and Global had originally intended that the license and rights granted under the License Agreement be exclusive;

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

Agreement

Section 1.                      Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the License Agreement.

Section 2.                      Amendment to License Agreement. Section 2.1 of the License Agreement is hereby amended and restated in its entirety as follows:

2.1 LICENSE GRANT

Subject to the terms and conditions of this Agreement, Pharmaceuticals hereby grants to Global an exclusive license, with rights of sublicense (as further described below), under the Pharmaceuticals Patents and Pharmaceuticals Know-How to provide Licensed Services in the Territory.

Section 3.                      Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the License Agreement, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date: (i) all references in the License Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the License Agreement shall mean the License Agreement as amended by this Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the License Agreement and this Amendment, the provisions of this Amendment shall control and be binding.

Section 4.                      Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

[Signatures follow on next page]

IN WITNESS WHEREOF, the Pharmaceuticals and Global have caused this Amendment to be duly executed as of the date first written above.

PANACEA PHARMACEUTICALS

By:	/s/ Hossen A. Ghanbari
Name: Hossein A. Ghanbari
Title: Chief Executive Officer

PANACEA GLOBAL, INC.

By:	/s/ Mahmood Moshiri
Name: Mahmood Moshiri
Title: Chief Executive Officer

Exhibit A

[License Agreement]